                                 Exhibit A(5)(I)

                      VARIABLE WHOLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $500 ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK
                               FACE AMOUNT $30,979
                  DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS

                                           0%                               6%                            12%
                                     DEATH BENEFIT*                   DEATH BENEFIT*                 DEATH BENEFIT*
                                 ASSUMING HYPOTHETICAL            ASSUMING HYPOTHETICAL          ASSUMING HYPOTHETICAL
                 PREMIUMS       GROSS ANNUAL INVESTMENT          GROSS ANNUAL INVESTMENT        GROSS ANNUAL INVESTMENT
                ACCUMULATED          RATE OF RETURN                   RATE OF RETURN                 RATE OF RETURN
                    AT       ----------------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE     PAID-UP               BASE      PAID-UP               BASE     PAID-UP
 POLICY YEAR     PER YEAR      POLICY   ADDITIONS    TOTAL    POLICY    ADDITIONS    TOTAL    POLICY   ADDITIONS    TOTAL
---------------------------------------------------------------------------------------------------------------------------
1                      525     30,979          73    31,052     30,982          73   31,055   31,010         73     31,083
2                    1,076     30,979         163    31,142     30,993         167   31,160   31,126        172     31,298
3                    1,655     30,979         267    31,246     31,011         282   31,293   31,329        297     31,626
4                    2,263     30,979         383    31,362     31,036         416   31,452   31,622        450     32,072
5                    2,901     30,979         510    31,489     31,068         570   31,638   32,010        633     32,643
6                    3,571     30,979         671    31,650     31,107         769   31,876   32,497        875     33,372
7                    4,275     30,979         843    31,822     31,153         991   32,144   33,086      1,158     34,244
8                    5,013     30,979       1,021    32,000     31,206       1,233   32,439   33,780      1,483     35,263
9                    5,789     30,979       1,202    32,181     31,265       1,495   32,760   34,584      1,852     36,436
10                   6,603     30,979       1,389    32,368     31,330       1,780   33,110   35,502      2,272     37,774
15                  11,329     30,979       2,306    33,285     31,742       3,479   35,221   41,995      5,243     47,238
20  (age 55)        17,360     30,979       3,050    34,029     32,283       5,574   37,857   52,271     10,165     62,436
30  (age 65)        34,880     30,979       3,841    34,820     33,684      11,460   45,144   89,102     31,998    121,100


                                           0%                              6%                             12%
                                       CASH VALUE*                     CASH VALUE*                    CASH VALUE*
                                  ASSUMING HYPOTHETICAL           ASSUMING HYPOTHETICAL          ASSUMING HYPOTHETICAL
                 PREMIUMS        GROSS ANNUAL INVESTMENT         GROSS ANNUAL INVESTMENT        GROSS ANNUAL INVESTMENT
                ACCUMULATED          RATE OF RETURN                   RATE OF RETURN                 RATE OF RETURN
                    AT       ----------------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE     PAID-UP               BASE      PAID-UP               BASE     PAID-UP
 POLICY YEAR     PER YEAR      POLICY   ADDITIONS    TOTAL    POLICY    ADDITIONS    TOTAL    POLICY   ADDITIONS    TOTAL
---------------------------------------------------------------------------------------------------------------------------
1                      525         91          18       109         98          18      116      105          18       123
2                    1,076        418          43       461        453          44      497      489          46       535
3                    1,655        736          74       810        820          78      898      908          82       990
4                    2,263      1,046         109     1,155      1,199         119    1,318    1,368         129     1,497
5                    2,901      1,361         151     1,512      1,605         169    1,774    1,884         187     2,071
6                    3,571      1,666         205     1,871      2,024         235    2,259    2,449         268     2,717
7                    4,275      1,961         266     2,227      2,455         313    2,768    3,066         366     3,432
8                    5,013      2,247         333     2,580      2,899         402    3,301    3,739         484     4,223
9                    5,789      2,523         404     2,927      3,357         503    3,860    4,475         623     5,098
10                   6,603      2,790         482     3,272      3,828         618    4,446    5,277         789     6,066
15                  11,329      3,980         932     4,912      6,393       1,406    7,799   10,540       2,120    12,660
20  (age 55)        17,360      4,929       1,424     6,353      9,312       2,603   11,915   18,647       4,747    23,394
30  (age 65)        34,880      6,018       2,316     8,334     16,017       6,910   22,927   49,435      19,295    68,730
---------------------------


* Assumes no policy loan has been made.


DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
         ASSUMING 0% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN

                                                DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------
                 PREMIUMS                              EXTRA LIFE PROTECTION
                ACCUMULATED --------------------------------------------------------  CASH       CASH
                    AT       TOTAL    MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF      5% INTEREST   DEATH     DEATH     INSURANCE    PAID-UP      TERM      OF BASE   PAID-UP     CASH
 POLICY YEAR     PER YEAR   BENEFIT   BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------
1                    1,065   100,000   60,000         (45)        158      39,842        152        41      193
2                    2,183   100,000   60,000        (218)        380      39,620        785       102      887
3                    3,356   100,000   60,000        (508)        655      39,345      1,402       182    1,584
4                    4,589   100,000   60,000        (903)        975      39,025      2,001       279    2,280
5                    5,883   100,000   60,000      (1,399)      1,331      38,669      2,612       394    3,006
6                    7,242   100,000   60,000      (1,986)      1,780      38,220      3,205       545    3,750
7                    8,669   100,000   60,000      (2,655)      2,262      37,738      3,779       715    4,494
8                   10,167   100,000   60,000      (3,397)      2,764      37,236      4,334       902    5,236
9                   11,740   100,000   60,000      (4,204)      3,280      36,720      4,870     1,104    5,974
10                  13,392   100,000   60,000      (5,068)      3,816      36,184      5,389     1,325    6,714
15                  22,975   100,000   60,000     (10,031)      6,448      33,552      7,703     2,607   10,310
20  (age 55)        35,205   100,000   60,000     (15,602)      8,274      31,726      9,546     3,864   13,410
30  (age 65)        70,737   100,000   60,000     (26,833)      9,000      31,000     11,665     5,427   17,092
----------------------------

(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

(4) After the guaranteed period of 27 years for Extra Life Protection, the amount of term insurance depends on the dividend scale. The amount illustrated is based on current scale and experience and is not guaranteed.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
         ASSUMING 6% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN


                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------
                 PREMIUMS                              EXTRA LIFE PROTECTION
                ACCUMULATED --------------------------------------------------------  CASH       CASH
                    AT        TOTAL    MINIMUM    VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF      5% INTEREST    DEATH     DEATH     INSURANCE   PAID-UP       TERM     OF BASE   PAID-UP     CASH
 POLICY YEAR     PER YEAR    BENEFIT   BENEFIT     AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------
1                    1,065  100,000     60,000            5        158      39,837       165         41     206
2                    2,183  100,000     60,000           25        390      39,585       850        104     954
3                    3,356  100,000     60,000           59        689      39,252     1,559        191   1,750
4                    4,589  100,000     60,000          107      1,052      38,841     2,291        302   2,593
5                    5,883  100,000     60,000          169      1,474      38,357     3,077        437   3,514
6                    7,242  100,000     60,000          245      2,016      37,739     3,889        617   4,506
7                    8,669  100,000     60,000          334      2,624      37,042     4,724        829   5,553
8                   10,167  100,000     60,000          436      3,290      36,274     5,586      1,073   6,659
9                   11,740  100,000     60,000          550      4,012      35,438     6,472      1,351   7,823
10                  13,392  100,000     60,000          676      4,797      34,527     7,385      1,666   9,051
15                  22,975  100,000     60,000        1,472      9,443      29,085    12,355      3,818  16,173
20  (age 55)        35,205  100,000     60,000        2,519     14,742      22,739    18,010      6,885  24,895
30  (age 65)        70,737  100,000     60,000        5,232     28,459       6,309    31,000     17,161  48,161
---------------------------

(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

(4) After the guaranteed period of 27 years for Extra Life Protection, the amount of term insurance depends on the dividend scale. The amount illustrated is based on current scale and experience and is not guaranteed.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
        ASSUMING 12% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN


                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------
                 PREMIUMS                              EXTRA LIFE PROTECTION
                ACCUMULATED --------------------------------------------------------  CASH       CASH
                    AT       TOTAL    MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF      5% INTEREST   DEATH     DEATH     INSURANCE    PAID-UP      TERM      OF BASE    PAID-UP    CASH
 POLICY YEAR     PER YEAR   BENEFIT   BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY    ADDITIONS  VALUE
------------------------------------------------------------------------------------------------------------------
1                    1,065  100,000   60,000             56         158     39,786       178          41      219
2                    2,183  100,000   60,000            275         400     39,325       918         107    1,025
3                    3,356  100,000   60,000            662         724     38,614     1,727         201    1,928
4                    4,589  100,000   60,000          1,221       1,134     37,645     2,611         325    2,936
5                    5,883  100,000   60,000          1,965       1,632     36,403     3,610         484    4,094
6                    7,242  100,000   60,000          2,900       2,287     34,813     4,702         700    5,402
7                    8,669  100,000   60,000          4,032       3,056     32,912     5,893         966    6,859
8                   10,167  100,000   60,000          5,368       3,940     30,692     7,195       1,286    8,481
9                   11,740  100,000   60,000          6,917       4,948     28,135     8,616       1,666   10,282
10                  13,392  100,000   60,000          8,687       6,099     25,214    10,168       2,119   12,287
15                  22,975  100,000   60,000         21,209      14,261      4,530    20,336       5,767   26,103
20  (age 55)        35,205  128,449   60,000         41,046      27,403          0    36,003      12,798   48,801
30  (age 65)        70,737  253,846   60,000        112,183      81,663          0    95,493      49,243  144,736
---------------------------



(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                               FACE AMOUNT $25,000
             SINGLE PREMIUM FOR SELECT UNDERWRITING RISK: $6,443.25
                  DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS


                                           0%                          6%                            12%
                                     DEATH BENEFIT*              DEATH BENEFIT*                 DEATH BENEFIT*
                                 ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL         ASSUMING HYPOTHETICAL
                 PREMIUMS       GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT       GROSS ANNUAL INVESTMENT
                ACCUMULATED          RATE OF RETURN              RATE OF RETURN                 RATE OF RETURN
                    AT       ----------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE    PAID-UP              BASE    PAID-UP              BASE    PAID-UP
 POLICY YEAR     PER YEAR      POLICY  ADDITIONS    TOTAL   POLICY  ADDITIONS   TOTAL    POLICY  ADDITIONS   TOTAL
---------------------------------------------------------------------------------------------------------------------
1                    6,765     25,000         50   25,050   25,147        50    25,197   26,594         50   26,644
2                    7,104     25,000         92   25,092   25,295       105    25,400   28,289        116   28,405
3                    7,459     25,000        125   25,125   25,444       165    25,609   30,093        199   30,292
4                    7,832     25,000        149   25,149   25,594       230    25,824   32,012        302   32,314
5                    8,223     25,000        165   25,165   25,745       299    26,044   34,053        427   34,480
6                    8,635     25,000        210   25,210   25,897       411    26,308   36,225        618   36,843
7                    9,066     25,000        248   25,248   26,049       532    26,581   38,536        846   39,382
8                    9,520     25,000        278   25,278   26,202       660    26,862   40,994      1,111   42,105
9                    9,996     25,000        299   25,299   26,356       795    27,151   43,609      1,419   45,028
10                  10,495     25,000        314   25,314   26,511       939    27,450   46,392      1,777   48,169
15                  13,395     25,000        281   25,281   27,301     1,771    29,072   63,215      4,492   67,707
20  (age 55)        17,096     25,000        225   25,225   28,116     2,830    30,946   86,158      9,566   95,724
30  (age 65)        27,847     25,000        146   25,146   29,821     6,012    35,833  160,198     35,482  195,680


                                          0%                            6%                          12%
                                     CASH VALUE*                   CASH VALUE*                  CASH VALUE*
                                ASSUMING HYPOTHETICAL         ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                 PREMIUMS      GROSS ANNUAL INVESTMENT       GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                ACCUMULATED         RATE OF RETURN                RATE OF RETURN               RATE OF RETURN
                    AT       ----------------------------------------------------------------------------------------
    END OF      5% INTEREST    BASE    PAID-UP               BASE    PAID-UP              BASE    PAID-UP
 POLICY YEAR     PER YEAR     POLICY  ADDITIONS   TOTAL     POLICY  ADDITIONS   TOTAL    POLICY  ADDITIONS    TOTAL
---------------------------------------------------------------------------------------------------------------------
1                    6,765     5,651       13     5,664      6,028       13      6,041    6,404        13      6,417
2                    7,104     5,565       24     5,589      6,325       28      6,353    7,130        31      7,161
3                    7,459     5,484       34     5,518      6,635       45      6,680    7,927        55      7,982
4                    7,832     5,409       42     5,451      6,960       66      7,026    8,802        86      8,888
5                    8,223     5,340       48     5,388      7,298       88      7,386    9,762       126      9,888
6                    8,635     5,276       64     5,340      7,650      125      7,775   10,814       189     11,003
7                    9,066     5,220       78     5,298      8,017      168      8,185   11,966       267     12,233
8                    9,520     5,170       90     5,260      8,399      215      8,614   13,228       362     13,590
9                    9,996     5,127      100     5,227      8,797      267      9,064   14,609       477     15,086
10                  10,495     5,092      109     5,201      9,212      326      9,538   16,120       617     16,737
15                  13,395     4,536      113     4,649     11,040      716     11,756   25,564     1,816     27,380
20  (age 55)        17,096     4,009      105     4,114     13,131    1,321     14,452   40,239     4,467     44,706
30  (age 65)        27,847     3,029       88     3,117     17,982    3,625     21,607   96,600    21,396    117,996
---------------------------

* Assumes no policy loan has been made.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

VLA  159172







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